4. As of August 4, 2020, GS Group may be deemed to beneficially<br />
own an aggregate of 7,833,436 shares of Common Stock, consisting<br /> of (i) 62,361.8998 shares of Series D Preferred Stock acquired<br /> by the GS Investors on the Recapitalization Closing Date and<br /> currently held by the GS Investors and BSPI, which are<br /> convertible by a holder other than the Reporting Persons or<br /> their affiliates, that receives such shares in a Widely<br />
Dispersed Offering into 7,795,234 shares of Common Stock and<br />
(ii) 38,202 shares of Common Stock acquired by Goldman Sachs or<br /> another wholly-owned broker or dealer subsidiary of GS Group in<br /> ordinary course trading activities, representing in the<br /> aggregate approximately 10.8% of the outstanding Common Stock.<br />
 <br />
As of August 4, 2020, Goldman Sachs may be deemed to beneficially<br /> own an aggregate of 7,073,507 shares of Common Stock, consisting<br /> of (i) 56,282.4336 shares of Series D Preferred Stock acquired<br /> by the GS Investors on the Recapitalization Closing Date, which<br /> are convertible by a holder other than the Reporting Persons or<br /> their affiliates, that receives such shares in a Widely<br />
Dispersed Offering into 7,035,304 shares of Common Stock and<br />
(ii) 38,202 shares of Common Stock acquired by Goldman Sachs or<br /> another wholly-owned broker or dealer subsidiary of GS Group in<br /> ordinary course trading activities, representing in the<br /> aggregate approximately 9.8% of the outstanding Common Stock.<br />
As of August 4, 2020, GSCP Advisors and GS Capital may each be<br /> deemed to beneficially own an aggregate of 2,830,875 shares of<br /> Common Stock, consisting of 22,647.0034 shares of Series D<br /> Preferred Stock acquired by the GS Investors on the<br /> Recapitalization Closing Date, which are convertible by a<br /> holder, other than the Reporting Persons or their affiliates,<br /> that receives such shares in a Widely Dispersed Offering into<br /> 2,830,875 shares of Common Stock, representing in the aggregate<br /> approximately 3.9% of the outstanding Common Stock.<br />
As of August 4, 2020, GSCP Offshore Advisors and GS Offshore may<br /> each be deemed to beneficially own an aggregate of 2,354,623<br /> shares of Common Stock, consisting of 18,836.9842 shares of<br />
Series D Preferred Stock acquired by the GS Investors on the<br /> Recapitalization Closing Date, which are convertible by a<br /> holder, other than the Reporting Persons or their affiliates,<br /> that receives such shares in a Widely Dispersed Offering into<br /> 2,354,623 shares of Common Stock, representing in the aggregate<br /> approximately 3.2% of the outstanding Common Stock.<br />
As of August 4, 2020, GS Advisors may be deemed to beneficially<br /> own an aggregate of 879,051 shares of Common Stock, consisting<br /> of 7,032.4130 shares of Series D Preferred Stock acquired by the<br /> GS Investors on the Recapitalization Closing Date, which are<br /> convertible by a holder, other than the Reporting Persons or<br /> their affiliates, that receives such shares in a Widely<br />
Dispersed Offering into 879,051 shares of Common Stock,<br /> representing in the aggregate approximately 1.2% of the<br /> outstanding Common Stock.<br />
As of August 4, 2020, GS Parallel may be deemed to beneficially<br /> own an aggregate of 778,442 shares of Common Stock, consisting<br /> of 6,227.5391shares of Series D Preferred Stock acquired by the<br />
GS Investors on the Recapitalization Closing Date, which are<br /> convertible by a holder, other than the Reporting Persons or<br /> their affiliates, that receives such shares in a Widely<br />
Dispersed Offering into 778,442 shares of Common Stock,<br /> representing in the aggregate approximately 1.1% of the<br /> outstanding Common Stock.<br />
As of August 4, 2020, GS GmbH and GS Germany may each be deemed<br /> to beneficially own an aggregate of 100,609 shares of Common<br /> Stock, consisting of 804.8739 shares of Series D Preferred Stock<br /> acquired by the GS Investors on the Recapitalization Closing<br />
Date, which are convertible by a holder, other than the<br />
Reporting Persons or their affiliates, that receives such shares<br /> in a Widely Dispersed Offering into 100,609 shares of Common<br /> Stock, representing in the aggregate approximately 0.1% of the<br /> outstanding Common Stock.<br />
As of August 4, 2020, GS Mezzanine Onshore GP, GS Mezzanine<br /> Onshore and GSMP Onshore may each be deemed to beneficially own<br /> an aggregate of 370,714 shares of Common Stock, consisting of<br /> 2,965.7150 shares of Series D Preferred Stock acquired by the GS<br /> Investors on the Recapitalization Closing Date, which are<br /> convertible by a holder other than the Reporting Persons or<br /> their affiliates, that receives such shares in a Widely<br />
Dispersed Offering into 370,714 shares of Common Stock,<br /> representing in the aggregate approximately 0.5% of the<br /> outstanding Common Stock.<br />
As of August 4, 2020, GS Mezzanine Institutional GP, GS Mezzanine<br /> Institutional and GSMP Institutional may each be deemed to<br /> beneficially own an aggregate of 39,115 shares of Common Stock,<br /> consisting of 312.9226 shares of Series D Preferred Stock<br /> acquired by the GS Investors on the Recapitalization Closing<br />
Date, which are convertible by a holder, other than the<br />
Reporting Persons or their affiliates, that receives such shares<br /> in a Widely Dispersed Offering into 39,115 shares of Common<br />
Stock, representing in the aggregate approximately 0.1% of the<br /> outstanding Common Stock.<br />
As of August 4, 2020, GS Mezzanine Offshore GP, GS Mezzanine<br /> Offshore and GSMP Offshore may each be deemed to beneficially<br /> own an aggregate of 560,924 shares of Common Stock, consisting<br /> of 4,487.3953 shares of Series D Preferred Stock acquired by the<br /> GS Investors on the Recapitalization Closing Date, which are<br /> convertible by a holder, other than the Reporting Persons or<br /> their affiliates, that receives such shares in a Widely<br />
Dispersed Offering into 560,924 shares of Common Stock,<br /> representing in the aggregate approximately 0.8% of the<br /> outstanding Common Stock.<br />
As of August 4, 2020, Broad Street Principal Investments, L.L.C.<br /> may be deemed to beneficially own an aggregate of 545,385 shares<br /> of Common Stock, consisting of 4,363.0855 shares of Series D<br /> Preferred Stock acquired by the GS Investors on the<br /> Recapitalization Closing Date and currently held by BSPI, which<br /> are convertible by a holder, other than the Reporting Persons or<br /> their affiliates, that receives such shares in a Widely<br />
Dispersed Offering into 545,385 shares of Common Stock,<br /> representing in the aggregate approximately 0.8% of the<br /> outstanding Common Stock.<br />
The Reporting Persons disclaim beneficial ownership of the<br /> securities reported herein except to the extent of their<br /> pecuniary interest therein.